Exhibit 99.1

   MCAFEE, INC. REPORTS PRELIMINARY FOURTH QUARTER REVENUE OF $305 MILLION AND
               PRELIMINARY FULL YEAR 2006 REVENUE OF $1.14 BILLION

                     FULL-YEAR REVENUE GROWTH OF 16 PERCENT

     SANTA CLARA, Calif., Feb. 8 /PRNewswire-FirstCall/ -- McAfee, Inc. (NYSE:
MFE) today announced preliminary unaudited results for the fourth quarter and full year ended December 31, 2006. These results are preliminary because, as previously announced, McAfee has determined that it will need to restate its historical financial statements to record additional non-cash charges associated with past stock option grants and to affect the related tax impact for stock-based compensation expense over a 10-year period. McAfee believes this restatement is likely to result in aggregate non-cash charges in a range of $100 million to $150 million. In addition, McAfee expects the restatement to include other adjustments to certain balance sheet and income statement accounts that will affect our previously reported results. Excluding stock-based compensation, the Company expects that any adjustments in the income statement results are principally timing related. McAfee intends to file restated financial results and related periodic reports as soon as practicable.

     (Photo: http://www.newscom.com/cgi-bin/prnh/20070208/SFTH038LOGO )

     "I am pleased with the way that we finished the fourth quarter and closed out the full-year 2006. We achieved double-digit growth in revenues and non-GAAP earnings per share," said Dale Fuller, interim president and chief executive officer of McAfee.

     Fuller continued, "McAfee has established itself as the security expert. We believe that nobody is better at protecting what customers consider valuable. Moreover, the need for McAfee's products has never been greater -- security risk management is growing in its importance to individuals and businesses. McAfee, by making security its sole focus, has been able to respond with sophisticated, elegant, and easy-to-use security solutions that address today's threats and tomorrow's risks."

     All results and guidance reported today are presented without taking into account any adjustments to either current or previously reported results that may be required in connection with the restatement and should be considered preliminary until McAfee files its amended historical financial statements and its Form 10-K for the year ended December 31, 2006. As indicated above, the restatement also will affect the historical financial metrics provided herein for the full-year 2006 and 2005 and fourth quarter 2006 and 2005 due to adjustments other than for stock-based compensation expense.

     Fourth Quarter Financial Highlights and Operational Metrics:

     $ in Millions, except per share and %
     change data

                                                   Q4 2006     Q4 2005    % Change
                                                  ---------   ---------   ---------
Total Net Revenue                                 $   305.2   $   253.3          21

GAAP Operating Income                             $    37.1   $    48.5         (24)
GAAP Net Income                                   $    35.0   $    38.6          (9)
GAAP Net Income Per Share (Diluted)               $    0.21   $    0.23          (9)

Non-GAAP Operating Income*                        $    67.6   $    53.2          27
Non-GAAP Net Income*                              $    58.8   $    45.4          29
Non-GAAP Net Income Per Share* (Diluted)          $    0.36   $    0.27          33

Bookings                                          $     388   $     369           5
Deferred Revenue                                  $     896   $     746          20
Cash & Equivalents & Investments                  $   1,240   $   1,308**        (5)

* A complete reconciliation of GAAP to non-GAAP is set forth in the attachment to this press release.
**   Includes $50 million in restricted cash.

     Full Year Financial Highlights and Operational Metrics:

     $ in Millions, except per share and %
     change data

                                                  Full Year   Full Year
                                                     2006        2005      % Change
                                                  ---------   ---------   ---------
Total Net Revenue                                 $ 1,142.3   $   987.3          16

GAAP Operating Income                             $   151.1   $   158.1          (4)
GAAP Net Income                                   $   137.5   $   138.8          (1)
GAAP Net Income Per Share (Diluted)               $    0.84   $    0.82           2

Non-GAAP Operating Income*                        $   265.4   $   250.6           6
Non-GAAP Net Income*                              $   226.9   $   205.5          10
Non-GAAP Net Income Per Share* (Diluted)          $    1.39   $    1.21          15

Bookings                                          $ 1,396.3   $ 1,283.7           9

* A complete reconciliation of GAAP to non-GAAP is set forth in the attachment to this press release.

     Fourth Quarter Operating Summary:

     Fourth-quarter bookings grew to $388 million, an increase of 5 percent over the fourth quarter of 2005.

     Corporate revenue grew to $173 million in the fourth quarter, an 18 percent year-over-year gain that was driven primarily by sales improvements in our network protection and management businesses. McAfee Total Protection solutions, offering enterprise and small and medium business customers comprehensive, integrated protection and compelling return on investment, also performed well in the quarter.

     Consumer revenue was $132 million, a 24 percent gain over the same period last year. The Company's total subscriber base at year-end was 24.4 million, which represents a 42 percent increase as compared to the prior year. McAfee launched 23 partners in the fourth quarter, helping to drive results in our online business with revenue of $113 million, up 25 percent year over year. Throughout the quarter we continued to build the McAfee SiteAdvisor brand. Already downloaded over 25 million times, McAfee's award winning SiteAdvisor(TM) technology helps protect Internet users from Web-based security threats including spyware, adware, spam, viruses, browser-based attacks and online scams.

     During the fourth quarter of 2006, McAfee revised its methodology for reporting technical support expenses, which has resulted in a greater percentage being classified as cost of net revenue relative to prior periods. The new methodology has been applied to our full-year 2006 and fourth quarter 2006 results. The net effect of this change was to decrease gross profit margins on a GAAP and non-GAAP basis by approximately two percentage points for both the full-year and fourth quarter 2006. This revised methodology did not impact GAAP or non-GAAP operating margins.

     Financial Outlook:

     McAfee expects net revenue in the first quarter of 2007 of $280 million to $300 million.

     The Company expects first quarter 2007 GAAP net income of $0.17 to $0.22 per share and non-GAAP net income of $0.31 to $0.36 per share on a diluted basis.

     For the full year 2007, McAfee expects net revenue of $1.200 billion to $1.275 billion.

     The Company expects full-year 2007 GAAP net income of $0.97 to $1.17 per share and non-GAAP net income of $1.45 to $1.55 per share on a diluted basis.

     This guidance reflects an assumed 24 percent GAAP tax rate and a 27 percent non-GAAP tax rate. See the reconciliation of projected GAAP net income per share to projected non-GAAP net income per share attached to this press release.

     Balance Sheet and Cash Flow Summary:

     The Company's balance sheet at December 31, 2006, included cash, cash equivalents, and investments of $1.24 billion.

     Deferred revenue grew by $59 million from the third quarter of 2006 to $896 million in the fourth quarter, reaching another all-time high for McAfee. Consistent with previous quarters, approximately 82 percent of revenue during the fourth quarter came from the balance sheet.

     During the fourth quarter, the Company generated approximately $86 million in cash flow from operations. Days sales outstanding (DSOs) were 50 days.

     Capital Management:

     McAfee intends to invest its surplus cash in R&D, small to mid-size acquisitions and the repurchase of its shares. The Company cannot repurchase shares until it restates its financial results. Upon the filing of all amended historical financial statements and outstanding reports, the Company may resume share repurchases. McAfee's Board has previously authorized repurchases of $246 million through October 25, 2007.

     2006 10-K Filing Expectations:

     Due to the pending restatement of our historical financial statements, McAfee will not meet its 2006 10-K filing deadline of March 1, 2007, or its extended filing deadline of March 16, 2007. McAfee has notified the New York Stock Exchange of these developments and will be subject to monitoring under the Exchange's late filer rules. The Company is proceeding diligently to complete the restatement process and intends to file its related results and other periodic reports as soon as practicable.

     Business Highlights:

     * McAfee further strengthened its security risk management strategy with the availability of McAfee Data Loss Prevention (DLP), McAfee Mobile Security Risk Management and McAfee Total Protection for Enterprise 2.0. The Company also completed the acquisition of substantially all the assets of Citadel Security Software Inc., a key component of this strategy.

     * McAfee also announced McAfee SiteAdvisor Plus for consumers with support for Firefox, AOL Instant Messenger (AIM) and AOL mail. McAfee recently announced support for Microsoft Windows Vista for consumers and business users.

     * McAfee unveiled its predictions for the Top Ten Security Threats in 2007 and its second annual Virtual Criminology Report. In addition, the Company released research regarding online safety, data loss prevention and security risk management

     *  McAfee ended the year with more than 120 million users worldwide

     * McAfee achieved a number of enterprise customer wins in the quarter, including Princess Cruise Lines, Wellmark and First National Bank of Oklahoma in North America, Lloyds TSB and SEB IT Service in Europe, and Enitel in Nicaragua

     * The McAfee consumer business expanded its partnership base through 17 new agreements and launched 23 partner initiatives

     * McAfee consumer announced a new agreement with Samsung Electronics to offer McAfee VirusScan(R) Plus to their consumer PC and notebook customers worldwide

     * McAfee and RSA signed a definitive agreement to work together to help enable financial institutions to provide more comprehensive protection for banking and online transactions

     * McAfee and msystems(TM) announced that the one-millionth msystems U3(TM) smart drive bundled with U3 Anti-Virus Powered by McAfee has shipped

     * McAfee added 13 patents in the fourth quarter, bringing its total to 255 patents

     * McAfee expanded its senior management team with the appointments of Martin Carmichael, chief security officer, Bill Curtis, chief process officer and Carl Banzhof, vice president and chief technology evangelist. Jeff Green was also promoted to senior vice president of McAfee Avert Labs and Product Development

     *  McAfee received a number of third-party accolades:

        o McAfee and NTT Docomo were nominated by the GSM Association for the Global 2007 Award. McAfee also finished in the top 10 in CIO Insight's 2006 Vendor Value Study, was included in the MIS Asia Strategic 100 and named Security Vendor of the Year by Channel Reseller News.

        o The Avert(R) Labs blog was named a CODiE Award finalist and Best Technology Blog by the Software & Information Industry Association

        o Alva Purvis, vice president of global channel enablement for McAfee, was named a finalist for a Stevies Award for Best Executive

        o McAfee Secure Internet Gateway received National Testing Labs' World Class Award

        o McAfee SiteAdvisor was selected by Popular Science Magazine for inclusion in its 19th annual "Best of What's New" list and received "Recognition for Excellence in Innovation" from the United States Department of Commerce

        o McAfee Policy Enforcer, McAfee Citadel Hercules(R) Enterprise Vulnerability Management Suite and McAfee Mobile Security for Carriers were selected as finalists for SC Magazine's annual Reader Trust Awards

        o McAfee IntruShield(R) was placed in the leader quadrant of Gartner's "Magic Quadrant for Network Intrusion Prevention System Appliances, 2H06" published in December 2006. The product was also the only Network Intrusion Prevention Solution to receive the new "Multi-Gigabit IPS" certification by the NSS Group

        o The McAfee Technical Support Organization was chosen as a finalist for the SSPA STAR Awards in the category of Service Excellence for its "Mission Critical Support" services

        o McAfee customer Andre Gold, director of information security for Continental Airlines, was named one of TechTarget's annual "Security 7" award winners

     Conference Call Information:

     * The Company will host a conference call today at 1:30 p.m. Pacific, 4:30 p.m. Eastern to discuss its quarterly results. Participants should call
        (800) 809-7467 (U.S. toll-free) or (706) 679-4671 (international), conference name: 4415354

     * Attendees should dial in at least 15 minutes prior to the conference call

     *  A replay of the call will be available until February 22 by calling
        (800) 642-1687 (U.S. toll-free) or (706) 645-9291 (international)

     * A Web cast of the call may also be found on the Internet through McAfee's Investor Relations Web site at http://investor.mcafee.com

     Disclosure Statements:

     Non-GAAP net income and non-GAAP operating income for the fourth quarter ended December 31, 2006, exclude amortization of purchased technology and intangibles expense, non-cash stock-based compensation charges, retention bonuses and severance payments related to acquisitions, gain or loss on sale of assets and technology, restructuring charges (benefits), and SEC and compliance costs. Non-GAAP net income assumes an effective tax rate of 27 percent for 2006. McAfee management believes that the 27 percent non-GAAP effective tax rate reflects a long-term normalized tax rate under the global McAfee legal entity and tax structure as of the period end. McAfee's management uses non-GAAP net income and non-GAAP operating results to evaluate the Company's operating performance and believes that excluding these items enhance management's and its investors' ability to evaluate McAfee's comparable historical operating results.

     Discussion of Non-GAAP Financial Measures:

     McAfee management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross profit, operating income and net income, which we will refer to as "non-GAAP gross profit," "non-GAAP operating income" and "non-GAAP net income." Non-GAAP gross profit excludes amortization of purchased technology and non-cash stock-based compensation charges. Non-GAAP net income and non-GAAP operating income exclude amortization of purchased technology and intangibles expense, non-cash stock-based compensation charges, retention bonuses and severance payments related to acquisitions, gain or loss on sale of assets and technology, restructuring charges (benefits), in-process research and development charges, SEC settlement charge and SEC and compliance costs, provision for income taxes and certain other items. The Company's management used a 27 percent and 25 percent non-GAAP effective tax rate to calculate non-GAAP net income in 2006 and 2005, respectively. Management believes that the 27 percent and 25 percent effective tax rates in each respective period are reflective of a long-term normalized tax rate under the global McAfee legal entity and tax structure as of the respective period end.

     Non-GAAP gross profit, non-GAAP operating income and non-GAAP net income are supplemental measures of our performance that are not required by, or presented in accordance with GAAP. The presentation of these non-GAAP financial measures are not intended to be used in isolation and, moreover, they should not be considered as a substitute for gross profit, operating income, net income or any other performance measure determined in accordance with GAAP. We present non-GAAP gross profit, non-GAAP operating income and non-GAAP net income because we consider each to be an important supplemental measure of our performance. The Company's management uses these non-GAAP financial measures to make operational and investment decisions, to evaluate the Company's performance, to forecast and to determine compensation. Further, management believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the Company's performance when planning, forecasting and analyzing future periods. We further believe that these non-GAAP financial measures are useful to investors in providing greater transparency to the information used by management in its operational decision making.

     In calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income, our management excludes certain items to facilitate its review of the comparability of the Company's operating performance on a period-to-period basis because such items are not, in management's review, related to the Company's ongoing operating performance. Management uses this view of its operating performance for purposes of comparison with its business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. See the footnotes to the "Reconciliation of GAAP to Non-GAAP Financial Measures" for a discussion of the specific categories excluded from GAAP net income in the calculation of non-GAAP net income.

     We believe that the use of calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income also facilitates a comparison of McAfee's underlying operating performance with that of other companies in our industry, which use similar non-GAAP financial measures to supplement their GAAP results. However, calculating non-GAAP gross profit, non-GAAP operating income and non-GAAP net income have limitations as an analytical tool, and you should not consider this measure in isolation or as a substitute for GAAP gross profit, operating income and net income. In the future, we expect to continue to incur expenses similar to certain of the non-GAAP adjustments described above and exclusion of these items in the presentation of our non-GAAP financial measures should not be construed as an inference that all of these costs are unusual, infrequent or non-recurring. Investors and potential investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Some of the limitations in relying on non-GAAP net income are:

     * Amortization of purchased technology and intangibles, though not directly affecting our current cash position, represents the loss in value as the technology in our industry evolves, is advanced or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry which is addressed through our research and development program.

     * The Company regularly engages in acquisition and assimilation activities as part of its ongoing business. Therefore we expect to continue to experience acquisition and retention bonuses and in-process research and development charges related to merger and acquisition activity in future periods.

     * The Company's income tax expense will be ultimately based on its GAAP taxable income and actual tax rates in effect, which may differ significantly from the 27 percent and 25 percent rates assumed in our non-GAAP financial measures for 2006 and 2005, respectively

     * Other companies, including other companies in our industry, may calculate non-GAAP net income differently than we do, limiting its usefulness as a comparative tool

     In addition, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information regarding the GAAP amounts excluded from the non-GAAP financial measures. The Company further compensates for the limitations of our use of non-GAAP financial measures by presenting comparable GAAP measures more prominently. The Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial measure.

     Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with our GAAP net income. For more information, see the consolidated statements of income and the "Reconciliation of GAAP to Non-GAAP Financial Measures" contained in this press release.

     Forward-Looking Statements:

     This release contains forward-looking statements, which include those regarding the preliminary unaudited results for the fourth quarter and full year ended December 31, 2006 and guidance on expected operating results for the first quarter and full year 2007, the anticipated timing for McAfee's filing of the restatements of its historical financial statements and related periodic reports and the amount and nature of the charges to be incurred in connection with the restatement of its historical financial statements and related periodic reports, the benefits of McAfee's security solutions and the intended use of surplus cash. Actual results could vary, perhaps materially, and the expected results may not occur. In particular, McAfee may be required to make adjustments to its unaudited preliminary fourth quarter results, as well as to its financial results previously reported for prior periods, as a result of its review into past stock option grants and the announced restatement. McAfee expects the restatement to include other adjustments to certain balance sheet and income statement accounts that will affect our previously reported results. In addition, actual results are subject to other risks, including that McAfee may not achieve its planned revenue realization rates; succeed in its efforts to grow its business or combat effectively the security threats of the future, build upon its technology leadership or capture market share, notwithstanding related commitment or related investment. The Company may not benefit from its strategic alliances or partnerships as anticipated, customers may not respond as favorably as anticipated to the Company's product or technical support offerings, the Company's product and service offerings may not continue to interoperate effectively with newly developed operating systems, including Microsoft's Windows Vista, or the Company may not satisfactorily anticipate or meet its customers' needs or expectations. Actual results are also subject to a number of other factors, including customer and distributor demand fluctuations and macro and other economic conditions both in the United States and internationally. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in McAfee's filings with the SEC including its annual report on Form 10-K for the year ended December 31, 2005, and its quarterly report filed on Form 10-Q for the first quarter of 2006.

     Financial Tables:

     The completion of the ongoing review of past stock option grants will result in prior period non-cash stock compensation charges and related tax effects and is expected to result in other cash non-tax related adjustments which will affect the preliminary unaudited results and full year guidance reported in this release. Therefore, all results reported in this release are unaudited and should be considered preliminary until the Form 10-K for the full year ended December 31, 2006, is filed with the SEC.

     About McAfee, Inc.:

     McAfee Inc., the leading dedicated security technology company, headquartered in Santa Clara, California, delivers proactive and proven solutions and services that secure systems and networks around the world. With its unmatched security expertise and commitment to innovation, McAfee empowers home users, businesses, the public sector, and service providers with the ability to block attacks, prevent disruptions, and continuously track and improve their security. http://www.mcafee.com .

     NOTE: McAfee, IntruShield, SiteAdvisor, Hercules, Citadel, Foundstone, VirusScan, and Avert are registered trademarks or trademarks of McAfee, Inc. and/or its affiliates in the US and/or other countries. McAfee Red in connection with security is distinctive of McAfee brand products. All other registered and unregistered trademarks herein are the sole property of their respective owners.

                          McAFEE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                           (Preliminary and unaudited)

                                                December 31,   December 31,
                                                    2006           2005
                                                ------------   ------------
Assets:
  Cash and marketable securities                $  1,240,169   $  1,257,021
  Restricted cash                                        950         51,428
  Accounts receivable, net                           170,655        158,680
  Prepaid expenses, income taxes and
   other current assets                              163,752        106,791
  Property and equipment, net                         91,977         85,641
  Deferred taxes                                     460,082        448,126
  Goodwill, intangibles and other
   long term assets, net                             671,722        534,937
    Total assets                                $  2,799,307   $  2,642,624

Liabilities:
  Accounts payable                              $     35,652   $     34,678
  Accrued liabilities                                282,709        263,855
  Deferred revenue                                   895,555        746,420
  Accrued taxes and other long term
   liabilities                                       137,550        142,638
    Total liabilities                              1,351,466      1,187,591

Stockholders' Equity:
  Common stock                                         1,726          1,705
  Treasury stock                                    (303,074)       (68,395)
  Additional paid-in capital                       1,448,985      1,356,881
  Deferred stock-based compensation                       --           (474)
  Accumulated other comprehensive income              28,662         31,302
  Retained earnings                                  271,542        134,014
    Total stockholders' equity                     1,447,841      1,455,033
    Total liabilities and
     stockholders' equity                       $  2,799,307   $  2,642,624

                          McAFEE, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                           (Preliminary and unaudited)

                                           Three Months Ended        Twelve Months Ended
                                              December 31,              December 31,
                                         -----------------------   -----------------------
                                            2006         2005         2006         2005
                                         ----------   ----------   ----------   ----------
Net revenue                              $  305,216   $  253,279   $1,142,327   $  987,299

Cost of net revenue (1)                      61,557       48,168      220,218      149,100
Amortization of purchased
 technology                                   6,975        3,841       21,466       15,515

  Gross profit                              236,684      201,270      900,643      822,684

Operating costs:

  Research and development (1)               47,756       45,936      186,576      176,010

  Marketing and sales (1)                   100,520       75,036      372,557      294,234

  General and administrative (1)             39,224       29,888      152,550      118,436

  SEC and compliance costs                    6,151           --       17,824           --

  Amortization of intangibles                 2,372        2,793       10,662       12,902

  Acquisition retention bonuses
   and severance                              2,748          874        8,157        4,664

  Restructuring (benefits) charges              744       (2,231)         470        3,731

  In-process research and
   development                                   --           --          460        4,000

  Loss (gain) on sale/disposal
   of assets and technology                      52          443          259          (56)

  SEC settlement charge                          --           --           --       50,000

  Divestiture expense                            --           --           --          996

  Reimbursement from transition
   services agreement                            --           --           --         (362)

  Total operating costs                     199,567      152,739      749,515      664,555

  Income from operations                     37,117       48,531      151,128      158,129

Interest and other income, net               12,972        7,356       45,471       23,405

  Income before provision for
   income taxes                              50,089       55,887      196,599      181,534

Provision for income taxes                   15,099       17,274       59,070       42,706

  Net income                             $   34,990   $   38,613   $  137,529   $  138,828

Net income per share - basic             $     0.22   $     0.23   $     0.85   $     0.84
Net income per share - diluted           $     0.21   $     0.23   $     0.84   $     0.82

Shares used in per share
 calculation - basic                        159,782      167,586      160,949      165,087
Shares used in per share
 calculation - diluted                      162,912      171,447      163,122      169,234

(1) Prior to January 1, 2006, the Company accounted for stock compensation expense under APB 25, "Accounting for Stock Issued to Employees," which measured stock compensation expense using the intrinsic value method. As of January 1, 2006, the Company accounts for stock compensation expense under SFAS 123R, "Share-Based Payment," which requires stock compensation expense to be recognized based on grant date fair value. Periods prior to January 1, 2006, have not been restated to conform with the provisions of SFAS 123R.

Cash and non-cash stock-based compensation charges are included as follows:

Cost of net revenue                      $      919   $       --   $    3,707   $       --
Research and development                      4,089         (803)      14,932         (234)
Marketing and sales                           8,545         (213)      25,515          (25)
General and administrative                      921            3       13,835        1,315

                                         $   14,474   $   (1,013)  $   57,989   $    1,056

                          McAFEE, INC. AND SUBSIDIARIES
              RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                      (in thousands, except per share data)
                           (Preliminary and unaudited)

                                                     Three Months Ended        Twelve Months Ended
                                                        December 31,              December 31,
                                                   -----------------------   -----------------------
                                                      2006         2005         2006         2005
                                                   ----------   ----------   ----------   ----------
Net revenue:
  GAAP net revenue                                 $  305,216   $  253,279   $1,142,327   $  987,299

Gross profit:
  GAAP gross profit                                $  236,684   $  201,270   $  900,643   $  822,684
  Non-cash stock-based
   compensation charges                  (A)              804           --        3,592           --
  Amortization of purchased
   technology                            (B)            6,975        3,841       21,466       15,515
    Non-GAAP gross profit                          $  244,463   $  205,111   $  925,701   $  838,199

Operating income:
  GAAP operating income:                           $   37,117   $   48,531   $  151,128   $  158,129
  Non-cash stock-based
   compensation charges                  (A)           11,409       (1,013)      54,924        1,056
  Amortization of purchased
   technology                            (B)            6,975        3,841       21,466       15,515
  SEC and compliance costs               (C)            6,151           --       17,824           --
  Amortization of
   intangibles                           (B)            2,372        2,793       10,662       12,902
  Acquisition retention
   bonuses and severance                 (D)            2,748          874        8,157        4,664
  Restructuring (benefits)
   charges                               (E)              744       (2,231)         470        3,731
  In-process research and
   development                           (F)               --           --          460        4,000
  Loss (gain) on
   sale/disposal of assets
   and technology                        (G)               52          443          259          (56)
  SEC settlement charge                                    --           --           --       50,000
  Divestiture expense                                      --           --           --          996
  Reimbursement from transition
   services agreement                                      --           --           --         (362)

    Non-GAAP operating income                      $   67,568   $   53,238   $  265,350   $  250,575

Net income:
  GAAP net income:                                 $   34,990   $   38,613   $  137,529   $  138,828
  Non-cash stock-based
   compensation charges                  (A)           11,409       (1,013)      54,924        1,056
  Amortization of purchased
   technology                            (B)            6,975        3,841       21,466       15,515
  SEC and compliance costs               (C)            6,151           --       17,824           --
  Amortization of
   intangibles                           (B)            2,372        2,793       10,662       12,902
  Acquisition retention
   bonuses and severance                 (D)            2,748          874        8,157        4,664
  Restructuring (benefits)
   charges                               (E)              744       (2,231)         470        3,731
  In-process research and
   development                           (F)               --           --          460        4,000
  Loss (gain) on
   sale/disposal of assets
   and technology                        (G)               52          443          259          (56)
  SEC settlement charge                                    --           --           --       50,000
  Divestiture expense                                      --           --           --          996
  Reimbursement from transition
   services agreement                                      --           --           --         (362)
  Provision for income
   taxes                                 (H)           15,099       17,274       59,070       42,706

    Non-GAAP income before
     provision for income
     taxes                                         $   80,540   $   60,594   $  310,821   $  273,980

  Non-GAAP provision for
   income taxes                          (I)           21,746       15,149       83,922       68,495
    Non-GAAP net income                            $   58,794   $   45,445   $  226,899   $  205,485

Net income per share - diluted:
   *
  GAAP net income per share -
   diluted                                         $     0.21   $     0.23   $     0.84   $     0.82
  Non-cash stock-based
   compensation adjustment
   per share                             (A)             0.07        (0.01)        0.34         0.01
  Other adjustments per
   share                               (B)-(I)           0.08         0.05         0.21         0.39

    Non-GAAP net income per
     share - diluted                               $     0.36   $     0.27   $     1.39   $     1.21

  Shares used to compute
   Non-GAAP net income per
   share - diluted:                                   162,912      171,447      163,122      169,234

* Non-GAAP net income per share is computed independently for each period presented. The sum of GAAP net income per share and non-GAAP adjustments may not equal non-GAAP net income per share due to rounding differences.

    This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, see items (A) through (I).

    Items (A) through (I) on the "Reconciliation of GAAP to Non-GAAP Financial Measures" table are listed to the right of certain categories under "Gross Profit," "Operating Income," "Net Income" and "Net Income per Share" correspond to the categories explained in further detail below under paragraphs (A) through
(I).

    While we currently do not believe a non-GAAP net revenue metric is meaningful, GAAP net revenue has been provided to enable an understanding of the relationships between GAAP net revenue and the GAAP and non-GAAP financial measures included in the table above. As an example, this facilitates non-GAAP expense to revenue analysis. The non-GAAP financial measures are non-GAAP gross profit, non-GAAP operating income, non-GAAP net income and non-GAAP net income per share - diluted, which adjust for the following items: non-cash stock-based compensation, amortization of purchased technology and intangibles, SEC and compliance costs, restructuring (benefits) charges, acquisition retention bonuses and severance, loss/gain on sale/disposal of assets and technology, in-process research and development, income taxes and certain other items. We believe that the presentation of these non-GAAP financial measures is useful to investors, and such measures are used by our management, for the reasons associated with each of the adjusting items as described below:

(A) Non-cash stock-based compensation charges consist of non-cash charges relating to employee stock options, restricted stock awards and units, and employee stock purchase plan awards determined in accordance with APB 25 and SFAS 123R, beginning January 1, 2006. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of non-cash stock-based compensation allows for more accurate comparisons of our operating results to our peer companies, and for a more accurate comparison of our financial results to previous periods. In addition, the Company believes it is useful to investors to understand the specific impact of the application of SFAS 123R on our operating results.

(B) Amortization of purchased technology and intangibles expense are non-cash charges that can be impacted by the timing and magnitude of our acquisitions. The Company considers its operating results without these charges when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures. The Company believes the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of other companies in its industry.

(C) SEC and compliance costs are charges related to discrete and unusual events where the Company has incurred significant compliance costs and which, in the Company's view are not ordinary course. Recent examples of such charges include (i) the Company's engagement through September 2006 of independent consultants to examine and recommend improvements to its internal controls to ensure compliance with federal securities laws as required by the Company's January 2006 settlement with the SEC, and (ii) costs related to the currently ongoing special committee investigation into the Company's past stock option practices. The Company's management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures. Further, the Company believes it is useful to investors to understand the specific impact of these charges on its operating results.

(D) Acquisition retention bonuses and severance vary significantly in size and amount and are disregarded by the Company's management when evaluating and predicting earnings trends because these charges are specific to prior acquisitions, and are therefore excluded by the Company when presenting non-GAAP financial measures.

(E) Restructuring (benefits) charges include excess facility and asset-related restructuring charges and severance costs resulting from reductions of personnel driven by modifications to the Company's business strategy, such as acquisitions or divestitures. These costs may vary in size based on the Company's restructuring plan. In addition, the Company's assumptions are continually evaluated, which may increase or reduce the charges in a specific period. The Company's management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures.

(F) In-process research and development constitute non-cash charges that vary significantly in size and amount depending on the business combination and, therefore, are disregarded by the Company's management when evaluating its ongoing performance and/or predicting its earnings trends, and are therefore excluded by the Company when presenting non-GAAP financial measures. Further, the Company believes it is useful to investors to understand the specific impact of these charges on its operating results.

(G) Loss (gain) on sale/disposal of assets and technology relate to the sale or disposal of assets or product lines of the Company. These gains or losses can vary significantly in size and amount. The Company's management excludes these costs when evaluating its ongoing performance and/or predicting its earnings trends, and therefore excludes these charges when presenting non-GAAP financial measures. In addition, in periods where the Company realizes gains or incurs losses on the sale of assets and/or technology, the Company believes it is useful to investors to highlight the specific impact of these charges on its operating results.

(H) Provision for income taxes is our GAAP provision that must be added back to GAAP net income to reconcile to non-GAAP income before taxes. The effective tax rate differs from the statutory rate primarily due to the impact of foreign tax credits and lower effective rates in some overseas jurisdictions.

(I) Non-GAAP provision for income taxes. The Company's management used a 27% and 25% non-GAAP effective tax rate to calculate non-GAAP net income in 2006 and 2005, respectively. Management believes that the 27% and 25% effective tax rates in each respective period are reflective of a long-term normalized tax rate under the global McAfee legal entity and tax structure as of the respective period end.

                          McAFEE, INC. AND SUBSIDIARIES
             PROJECTED GAAP REVENUE AND RECONCILIATION OF PROJECTED
      GAAP NET INCOME PER SHARE TO PROJECTED NON-GAAP NET INCOME PER SHARE
                      (in millions, except per share data)
                           (Preliminary and unaudited)

                                                                Q1 FY'07            FY'07
Projected GAAP revenue range                                 $280M - $300M    $1.200B - $1.275B
                                                            ---------------   ------------------
Projected net income per share reconciliation:
  Projected GAAP net income per share range - diluted        $0.17 - $0.22      $0.97 - $1.17

Add back:
  Projected non-cash stock-based
   compensation adjustment per share, net of tax (1)         $0.04 - $0.09      $0.21 - $0.31
  Projected other adjustments per share, net of tax (2)      $0.05 - $0.10      $0.12 - $0.22
Projected non-GAAP net income per share range - diluted*     $0.31 - $0.36      $1.45 - $1.55

* We believe that providing a forecast of the non-GAAP items set forth above is useful to investors, and such items are used by our management, for the reasons associated with each of the adjusting items as described below.

(1) Non-cash stock-based compensation charges consist of non-cash charges relating to employee stock options, restricted stock awards and units, and employee stock purchase plan purchases determined in accordance with SFAS 123R, excluding stock option modifications. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, the Company believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies, and for a more accurate comparison of our financial results to previous periods. In addition, the Company believes it is useful to investors to understand the specific impact of the application of SFAS 123R on our operating results.

(2) Other adjustments include amortization of purchased technology and intangibles, SEC and compliance costs, restructuring charges, acquisition retention bonuses and severance, loss/gain on sale of assets and technology, in-process research and development, income taxes and certain other items. We exclude these expenses because we believe they are not directly related to the operation of our business. A more detailed explanation of the reasons why we exclude these categories from our GAAP net income is contained in paragraphs (B) through (I) above under the table entitled "Reconciliation of GAAP to Non-GAAP Financial Measures."

McAfee, Inc.

Revenue by Product Groups - Press Release - Total Consolidated
(in thousands)

                              Q4 2006                Q3 2006                Q2 2006
                        -------------------    -------------------    -------------------
McAfee                  $  305,216      100%   $  287,780      100%   $  277,364      100%

McAfee Corporate        $  173,134       57%   $  167,969       58%   $  166,183       60%

McAfee Consumer         $  132,082       43%   $  119,810       42%   $  111,181       40%
          -McAfee.com      112,658       37%      105,535       37%       94,713       34%
          -Retail           19,424        6%       14,275        5%       16,468        6%

Divested Businesses
          -NAI Labs             --        0%           --        0%           --        0%

Total MFE               $  305,216      100%   $  287,780      100%   $  277,364      100%

                                                     Q1 2006                Q4 2005
                                               -------------------    -------------------
McAfee                                         $  271,967      100%   $  253,258      100%

McAfee Corporate                               $  160,280       59%   $  147,004       58%

McAfee Consumer                                $  111,687       41%   $  106,254       42%
          -McAfee.com                              97,512       36%       89,968       35%
          -Retail                                  14,175        5%       16,286        7%

Divested Businesses
          -NAI Labs                                    --        0%           21        0%

Total MFE                                      $  271,967      100%   $  253,279      100%

Bookings by Product Groups - Press Release - Total Consolidated
(in thousands)

                              Q4 2006                Q3 2006                Q2 2006
                        -------------------    -------------------    -------------------
McAfee                  $  388,082      100%   $  348,963      100%   $  333,138      100%

McAfee Corporate        $  228,356       59%   $  183,301       53%   $  183,043       56%
          -Enterprise      140,998       36%      110,089       32%      104,243       31%
          -SMB              87,359       22%       73,212       20%       78,800       24%

McAfee Consumer         $  159,725       41%   $  165,662       47%   $  150,095       44%
          -McAfee.com      132,492       34%      144,202       41%      130,540       39%
          -Retail           27,233        7%       21,460        6%       19,555        6%

Total MFE               $  388,082      100%   $  348,963      100%   $  333,138      100%

                                                     Q1 2006                Q4 2005
                                               -------------------    -------------------
McAfee                                         $  326,161      100%   $  369,212      100%

McAfee Corporate                               $  169,626       52%   $  225,300       61%
          -Enterprise                              91,311       28%      136,021       37%
          -SMB                                     78,315       24%       89,279       24%

McAfee Consumer                                $  156,535       48%   $  143,912       39%
          -McAfee.com                             130,140       40%      115,783       31%
          -Retail                                  26,395        8%       28,129        8%

Total MFE                                      $  326,161      100%   $  369,212      100%

SOURCE  McAfee, Inc.
    -0-                             02/08/2007
    /CONTACT:  media, Siobhan MacDermott, +1-415-299-2945, or
Siobhan_macdermott@mcafee.com, or investors, Kelsey Doherty, +1-646-728-1494, or Kelsey_doherty@mcafee.com, both of McAfee, Inc./
    /First Call Analyst: /
    /FCMN Contact: tracy_ross@mcafee.com /
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20070208/SFTH038
             AP Archive:  http://photoarchive.ap.org
             AP PhotoExpress Network:  PRN4
             PRN Photo Desk, photodesk@prnewswire.com/
    /Web site:  http://www.mcafee.com /